Exhibit 10.22

English Translation

SUPPLEMENTAL CONTRACT

THIS SUPPLEMENTAL CONTRACT (hereinafter, “this Contract”) is entered into in Shanghai as of August 31, 2010 by and between the following Parties:

1. Wei Wang, a PRC citizen (identity card number: 350102197305080452)

2. Zhiqi Wang, a PRC citizen (identity card number: 110108197501052225)

(Wei Wang and Zhiqi Wang are hereinafter referred to collectively as the “Borrowers”.)

3. Reshuffle Technology (Shanghai) Co., Ltd., a wholly foreign-owned enterprise duly organized and validly existing under the PRC laws, having its legal address at Room 22301-1007, Building 14, Pudong Software Park, No. 498 Guoshoujing Road, Zhangjiang High-tech Park, Shanghai (hereinafter referred to as the “Lender”).

(In this Contract, the aforesaid parties are hereinafter referred to individually as a “Party” and collectively as the “Parties”.)

WHEREAS,

1. The Borrowers and the Lender have entered into the following loan agreements (collectively, the “Loan Agreements”):

(1) the Loan Agreement dated May 10, 2006, under which the Lender provides the Borrowers with a loan with a total principal of RMB ten million (RMB10,000,000). The loan term thereunder is five (5) years, counted from its effective date;

(2) the Loan Agreement dated April 30, 2008, under which the Lender provides the Borrowers with a loan with a total principal of RMB ten million (RMB10,000,000). The loan term thereunder is five (5) years, counted from its effective date;

(3) the Loan Agreement dated October 28, 2009, under which the Lender provides the Borrowers with a loan with a total principal of RMB ten million (RMB10,000,000). The loan term thereunder is five (5) years, counted from its effective date;

(4) the Loan Agreement dated May 28, 2010, under which the Lender provides the Borrowers with a loan with a total principal of RMB twenty million (RMB20,000,000). The loan term thereunder commences as of the date when the Lender provides the loan and ends on the fifth (5th) anniversary of its effective date.

2. The Borrowers and the Lender had entered into the Equity Interest Pledge Agreement on February 26, 2010, under which the Borrowers pledge all their respective equity interests in Quan Toodou Network Science and Technology Co., Ltd. (the “Company”) to the Lender. The Parties have handled the procedures of equity interest pledge registration at Pudong New Area Branch, Shanghai Administration of Industry and Commerce (the “Equity Interest Pledge”).

3. The Parties agree to renew the loan term under each such Loan Agreement upon its expiry.

NOW, THEREFORE, the Parties, after friendly negotiations, hereby agree as follows:

1. Subject to the fulfillment of the provisions of Article 2 and Article 3 hereof, the Parties agree that the loan term of each such Loan Agreement will be automatically renewed for a period of [five (5) years] (the “Renewal Period”) upon its expiry. If, within the Renewal Period of each such Loan Agreement, (i) the operation duration of the Lender (including any extension thereto as may be made from time to time) expires or (ii) the operation duration of Quan Toodou Network Science and Technology Co., Ltd. (including any extension thereto as may be made from time to time) expires, then the renewed loan term of each Loan Agreement shall expire on that date (whichever is earlier). The provision about automatic renewal in this article shall automatically apply upon expiry of the Renewal Period of each Loan Agreement.

2. As a condition for the renewal of the loan term, the Borrowers agree to continue to pledge all their respective equity interests held in the Company to the Lender within the Renewal Period, as its guarantee for the loan under each Loan Agreement.

3. The Parties further agree, within [three (3) months] prior to the expiration of the loan term of the relevant Loan Agreement, to execute all such written documents and take all such actions as may be necessary or desirable to give effect to the renewal of the relevant Loan Agreement pursuant to this Contract and complete the change registration procedures of the Equity Interest Pledge as the guarantee for the performance of each renewed Loan Agreement by the Borrowers.

4. This Contract shall be governed by the PRC laws. Any dispute arising hereunder and in connection herewith shall be settled through consultations between the Parties, and if no agreement regarding such dispute can be reached within thirty (30) days upon its occurrence, such dispute shall be submitted to the Shanghai Sub-commission of China International Economic and Trade Arbitration Commission for arbitration in Shanghai in accordance with the arbitration rules thereof, and the arbitration award shall be final and binding on the Parties

5. This Contract shall become effective upon due execution by the Parties.

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[SIGNATURE PAGE]

IN WITNESS WHEREOF, the Parties have caused this Contract to be executed as of the date as first set forth above.

Wei Wang

Signature: /s/ Wei Wang

Zhiqi Wang

Signature: /s/ Zhiqi Wang

Reshuffle Technology (Shanghai) Co., Ltd.

[seal: Reshuffle Technology (Shanghai) Co., Ltd.]

By: /s/ Wei Wang
Name:
Position:

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